                                                                      EXHIBIT 11

                         UNITED HEALTHCARE CORPORATION
               STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS(2)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                               THREE MONTHS           SIX MONTHS
                                                                              ENDED JUNE 30,        ENDED JUNE 30,
                                                                           --------------------  --------------------
                                                                             1997       1996       1997       1996
                                                                           ---------  ---------  ---------  ---------
                                 PRIMARY
NET EARNINGS.............................................................  $   115.7  $    50.3  $   224.6  $   169.3

LESS CONVERTIBLE PREFERRED STOCK DIVIDENDS...............................        7.2        7.2       14.4       14.4
                                                                           ---------  ---------  ---------  ---------
NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS...........................  $   108.5  $    43.1  $   210.2  $   154.9
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------

Weighted average common shares outstanding...............................      185.8      182.1      184.9      178.8
Additional equivalent shares issuable from assumed exercise of common
  stock options and warrants.............................................        4.6        4.6        5.0        4.9

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...............................      190.4      186.7      189.9      183.7
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------
NET EARNINGS PER COMMON SHARE............................................  $    0.57  $    0.23  $    1.11  $    0.84
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------
                            FULLY DILUTED(1)
NET EARNINGS.............................................................  $   115.7  $    50.3  $   224.6  $   169.3
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------

Weighted average common shares outstanding...............................      185.8      182.1      184.9      178.8
Additional equivalent shares issuable from assumed exercise of common
  stock options and warrants.............................................        4.7        4.6        5.3        4.9
Assumed conversion of convertible preferred stock........................       10.1       10.1       10.1       10.1
                                                                           ---------  ---------  ---------  ---------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...............................      200.6      196.8      200.3      193.8
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------
NET EARNINGS PER COMMON SHARE............................................  $    0.58  $    0.26  $    1.12  $    0.87
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------

------------------------

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(2) As discussed more fully in Footnote 4 to the condensed consolidated financial statements, the Company is required to implement a new methodology for determining earnings per share in the fourth quarter of 1997. The impact of this new methodology is not expected to be material.

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